UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
FIRST SOLAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4623678

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4050 East Cotton Center Boulevard Building 6, Suite 68 Phoenix, Arizona	85040

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-135574
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Registrant’s Common Stock, par value $0.001 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-135574), filed with the Securities and Exchange Commission on June 30, 2006, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.
Item 2. Exhibits.
     None.

SIGNATURE
     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
     Dated: November 15, 2006

FIRST SOLAR, INC.

by	/s/ Jens Meyerhoff

Name: Jens Meyerhoff
Title: Chief Financial Officer

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